SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:

( )      Preliminary Information Statement
( )      Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
( X)    Definitive Information Statement

SEDONA SOFTWARE SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)

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SEDONA SOFTWARE SOLUTIONS, INC.
503-1755 Robson Street
Vancouver, British Columbia, Canada V6G 3B7
____________________________________________________________________________________

Notice of Written Consent of Shareholders in Lieu of
Special Meeting of Shareholders
Effective July 28, 2003
____________________________________________________________________________________

To Our Shareholders:

Notice is hereby given that written consent of the shareholders of Sedona Software Solutions, Inc. (the "Company") was obtained from holders of a sufficient number of shares of the Company's outstanding capital stock for the following purpose:

(1)    To appoint John E. Cooper as the sole member of the Company's Board of Directors.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

BY ORDER OF THE BOARD OF DIRECTORS

/s/John E. Cooper

John E. Cooper
Chief Executive Officer,
Chief Financial Officer, and Director

SEDONA SOFTWARE SOLUTIONS, INC.

Information Statement
Relating to Written Consent of Shareholders in lieu of a
Special Meeting of Shareholders
Effective July 28, 2003

GENERAL

This Information Statement is being furnished in connection with the written consents delivered by shareholders holding a sufficient number of shares of the capital stock of Company for the approval of the following actions:

(1)    To appoint John E. Cooper as the sole member of the Company's Board of Directors.

The close of business on July 15, 2003 was the record date for the determination of the shareholders who were given the opportunity to provide written consents to the Company in connection with the matter set forth above.

The Corporate Action set forth above has been approved by the written consent of shareholders holding a majority of the Company’s common stock. If the Corporate Actions were not adopted by written consent, each Proposed Action would have been required to be considered by the Company’s shareholders at a special shareholders’ meeting convened for the specific purpose of approving the Corporate Actions. The elimination of the need for a special meeting of shareholders to approve the Corporate Actions is authorized by Section 78.320(2) of the Nevada Revised Statutes (the “NRS”) which provides that the written consent of shareholders holding at least a majority of the voting power may be substituted for such a special meeting. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Corporate Actions as early as possible to accomplish the purposes of the Company as hereafter described, the Company decided to proceed with the Corporate Actions by obtaining the written consent of shareholders holding a majority of the voting power of the Company.

On July 15, 2003, the record date for the shareholder action set forth above, the Company had 5,376,500 shares of Common Stock outstanding and entitled to vote on the matter with respect to which the written consents were delivered.

The following shareholder of the Company, representing approximately 55.7% of the voting power of the Company, has given his written consent to each of the Corporate Actions as described in this Information Statement:

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Name of Shareholder	Number of Shares Held Outstanding	Percentage of Outstanding Shares (1)

John E. Cooper	3,000,000 Shares	55.7%

TOTAL	3,000,000 SHARES	55.7%

The Company is distributing this Information Statement to its shareholders in full satisfaction of any notice requirements it may have under the NRS. No additional action will be undertaken by the Company with respect to the receipt of the written consents, and no dissenters’ rights under the NRS are afforded to the Company’s shareholders as a result of the appointment of a member of the board of directors. Shareholders who were not afforded an opportunity to consent or otherwise vote with respect to the action taken have no right under Nevada law to dissent or require a vote of all our shareholders.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The name, age, and offices of the sole Director and executive officer of the Company are set forth below:

Name	Age	Position with the Company

John E. Cooper	64	Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of John E. Cooper for the past five years.

Mr. John E. Cooper: Mr. Cooper founded Sedona in 1999 and has been Sedona’s president and a member of the board of directors from inception until April 1, 2003 when he submitted his resignation. On July 28, 2003, Mr. Cooper was appointed as Director, Chief Executive Officer, and Chief Financial Officer.

For the past twenty years, Mr. John Cooper has been involved in both merchant and investment banking activities. These activities have been for his own account and on behalf of various private and public corporate clients.

In 1996, Mr. Cooper developed a structure for the marketing of tax-advantaged investments in the natural resources sector to Canadian taxpayers. In 1997, he co-founded Canada Dominion Resources Corp. which is the promoter of these investments. Canada Dominion Resources Corp. sponsored securities offerings continue to be a major source of oil and gas and mining exploration funding in Canada. Mr. Cooper sold his interest in Canada Dominion in 1998 in order to devote more time to his other business interests.

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Since 1997, Mr. Cooper has been the beneficial owner of the world-wide commercial exploitation rights to two medical related Professional Practice Management software packages. Mr. Cooper has marketed a major portion of his interest in these packages to private software investment firms.

In 1999, Mr. Cooper accepted a position on the Markatech Industries Corp. Advisory Board.

Mr. Cooper holds a BSC in chemistry from the University of British Columbia, received in 1962, and an MBA in Finance from the Wharton Graduate School, University of Pennsylvania, received in 1975.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

(1)    Any of our directors or officers;
(2)    Any person proposed as a nominee for election as a director;
(3)    Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
(4)    Any of our promoters;
(5)    Any relative or spouse of any of the foregoing persons who has the same house as such person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during the most recent fiscal year:

Name and Principal Position	Number of Late Reports	Transactions Not Timely Reported	Known Failures to File a Required Form

John E. Cooper Chief Executive Officer, Chief Financial Officer, and Director	1	1	0

Andrew J. Cooper Former Director	1	1	0

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Gordon E. Cooper Former Director	1	1	0

Kathleen Smith Former Secretary and Treasurer	1	1	0

Andrew J. Cooper and Gordon E. Cooper are the adult sons of John E. Cooper.

EXECUTIVE COMPENSATION

The table below sets forth, for the period indicated, all compensation awarded to, earned by or paid to the Company's officers. There has been no compensation earned for services rendered by any of our named directors.
Annual Compensation            Long Term Compensation
Name	Title	Year	Salary	Bonus	Other Compensation	Annual Awarded	Restricted Stock Options / SARs (#)	LTIP Payouts	All Other Compensation

John E. Cooper	CEO, CFO, Director	2001 2002 2003	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0

Kathleen Smith	Former Secretary and Treasurer	2001 2002 2003	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0

Stock Option Grants

We did not grant any stock option to the executive officers during our most recent fiscal year ended June 30, 2003. We have also not granted any stock option to the executive officers since June 30, 2003.

Term of Office

Our Directors are elected for one-year terms, to hold office until the next annual general meeting of the shareholders, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

MEETINGS OF DIRECTORS DURING THE 2002 FISCAL YEAR

During the fiscal year ended June 30, 2003, there were no meetings of our board of directors held. Various matters were approved by consent resolution which in each case was signed by each of the members of the board of directors then serving.

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COMMITTEES OF THE BOARD OF DIRECTORS

Sedona Software Solutions, Inc. does not currently have an audit committee, compensation committee, nominating committee, executive committee, Stock Plan Committee, or any other committees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 18, 2003 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock (1)

Common Stock	John E. Cooper 802 – 2050 Nelson Street, Vancouver, B.C., Canada, V6G 1N6	3,000,000	55.7%

Common Stock	Andrew J. Cooper Mile 18 ½ Upper Squamish Valley Road P.O. Box 1724 Squamish, B.C., Canada, V0N 3G0	500,000	9.30%

Common Stock	Gordon E. Cooper 2301 Caylay Close Whistler, B.C. Canada, V0N 1B2	500,000	9.30%

Common Stock	All Officers and Directors as a Group (1 person)	3,000,000	55.7%

(1)   Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on August 18, 2003. As of August 18, 2003, there were 5,376,500 shares of our common stock issued and outstanding.

AUDIT FEES

The Company has been billed approximately $2,000.00 for professional services rendered for the audit of its annual financial statements for the fiscal year ended June 30, 2003 and the review of its quarterly statements for the fiscal year ended June 30, 2003.

The Company retains Morgan & Company, Chartered Accountants as their principal accountant.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

There were no fees billed by the Company's auditors for: (a) directly or indirectly operating, or supervising the operation of, the Company's information system or managing the Company's local area network; or (b) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole. As there were no fees billed or expended for the above services, the Company's board of directors did not consider whether such expenditures were compatible with maintaining the auditor’s independence from the Company.

FORWARD LOOKING STATEMENTS

This information statement includes statements that are not historical facts. These statements are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 and are based, among other things, on the Company's current plans and expectations. As such, these forward-looking statements involve uncertainty and risk.

The Company does not undertake any obligation to update the forward-looking statements contained in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

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FUTURE SHAREHOLDER PROPOSALS

It is anticipated that the release date for Sedona Software Solutions, Inc.'s proxy statement and form of proxy for its next annual meeting of shareholders will be August 18, 2004. The deadline for submittals of shareholder proposals to be included in that proxy statement and form of proxy is 120 days prior to that date. The date after which a notice of a shareholder proposal submitted independent of Sedona Software Solutions, Inc.'s proxy statement and form of proxy is considered untimely if 60 days prior to August 18, 2004.

WHERE YOU CAN FIND MORE INFORMATION

Sedona Software Solutions, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Sedona Software Solutions, Inc. files reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintain an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John E. Cooper

John E. Cooper
Chief Executive Officer,
Chief Financial Officer and Director